UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On November 14, 2006, the shareholders of ImmunoGen, Inc. (the Company), approved at the Company’s 2006 Annual Meeting of Shareholders, the adoption of a new equity compensation plan, the ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Compensation Plan (the “2006 Plan”), which allows for the issuance of up to 2,500,000 additional shares of our common stock pursuant to awards granted under the 2006 Plan. The 2006 Plan will allow the Company to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors. Other stock-awards include, but are not limited to, stock appreciation rights, phantom stock awards, and deferred stock units. The Company intends to issue shares of its common stock under the 2006 Plan to its non-employee directors upon redemption of deferred share units that have been or may in the future be issued to the Company’s non-employee directors pursuant to the terms of its 2004 Non-Employee Director Compensation and Deferred Share Unit Plan, as amended. The 2006 Plan expires on September 4, 2016.

Under the terms of the Company’s option agreements, options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement, which is generally ten years. The Company’s form of stock option agreements provide that stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

In the event of a Change of Control (as defined in the 2006 Plan) all of the shares which are not then vested under options issued to executives shall become fully vested and immediately exercisable as of the date of the Change of Control. In addition, with regard to restricted stock issued to executives, the Company’s lapsing forfeiture right shall terminate, and the executives’ ownership of all granted shares then owned by the executives shall become vested upon a Change of Control.

The 2006 Plan, the Form of Incentive Stock Option Agreement, the Form of Non-Qualified Stock Option Agreement, the Form of Incentive Stock Option Agreement for Executives, the Form of Non-Qualified Stock Option Agreement for Executives, the Form of Restricted Stock Agreement for Non-Executives, the Form of Restricted Stock Agreement for Directors and the Form of Restricted Stock Certificate for Executives under the 2006 Plan were filed as exhibits to the Company’s Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission on November 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 15, 2006	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer

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